UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 13, 2022
Date of Report
(Date of earliest event reported)

Intersect ENT, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36545	20-0280837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Adams Drive
Menlo Park, California 94025
(Address of principal executive offices, including zip code)

(650) 641-2100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	XENT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2021, Intersect ENT, Inc., a Delaware corporation (the “Company” or “Intersect”), entered into an Agreement and Plan of Merger, dated August 6, 2021 (the “Merger Agreement”), with Medtronic, Inc., a Minnesota corporation (“Parent”), and Project Kraken Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

On May 13, 2022, the Company completed its merger with Merger Sub pursuant to the terms of the Merger Agreement, whereby Merger Sub merged with and into the Company, in accordance with the General Corporation Law of the State of Delaware, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each:

(i) share of Company common stock, par value $0.001 per share (“Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than (A) Company Common Stock owned by the Company as treasury stock, (B) Company Common Stock owned by Parent or Merger Sub and (C) Company Common Stock held by a Company stockholder who properly demands appraisal for such dissenting shares) was cancelled and retired, and automatically converted into the right to receive cash in an amount equal to $28.25, without interest (the “Per Share Price”);

(ii) share of Company Series DF-1 Preferred Stock issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive an amount in cash equal to the Per Share Price multiplied by a factor of 1,000;

(iii) stock option granted by the Company to purchase Company Common Stock (each, a “Company Option”), restricted stock unit award (each, a “Company RSU”) and restricted stock unit award with performance-based vesting requirements (each, a “Company PSU”) that was unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vested solely as a result of the consummation of the transactions contemplated by the Merger Agreement (each, a “Vested Award”) was cancelled and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares subject to such Vested Award, multiplied by (2) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over such Company Option’s per share exercise price);

(iv) Company Option not subject to performance-based vesting requirements and Company RSU that was unexpired, unexercised, outstanding and unvested as of immediately prior to the Effective Time (each, an “Unvested Non-Performance Award”) was canceled and automatically converted into the right to receive an amount in cash equal to the product of (1) the aggregate number of shares subject to such Unvested Non-Performance Award, multiplied by (2) the Per Share Price (or, for each Company Option, the excess, if any, of the Per Share Price over such Company Option’s per share exercise price); and

(v) Company Option subject to performance-based vesting requirements and Company PSU that was unexpired, unexercised, and outstanding as of immediately prior to the Effective Time that was not a Vested Award will be automatically cancelled and terminated without payment or distribution being made in respect thereof. For the avoidance of doubt, any Company Options (whether vested or unvested) that had a per share exercise price equal to or greater than the Per Share Price was cancelled immediately upon the Effective Time without payment or consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby contained in this Introductory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on May 13, 2022, Intersect will have repaid all of the outstanding obligations in respect of principal, interest, fees and expenses under (i) the Facility Agreement, dated as of May 11, 2020, by and among Intersect, certain of Intersect’s subsidiaries as guarantors from time to time party thereto, the lenders party thereto and Deerfield Partners, L.P., as agent for itself and the lenders party thereto (the “Existing Convertible Note Facility Agreement”) including payment of the Successor Major Transaction Consideration (as defined in the Existing Convertible Note Facility Agreement), and (ii) the Facility Agreement, dated as of July 22, 2021, by and among Intersect, certain of Intersect’s subsidiaries as guarantors from time to time party thereto, the lenders party thereto and Deerfield Partners, L.P., as agent for itself and the lenders party thereto (the “Existing Term Loan Agreement” and, together with the Existing Convertible Note Facility Agreement, the “Existing Facility Agreements”). The Existing Facility Agreements will have been terminated and all obligations thereunder will have been satisfied effective May 13, 2022. The disclosure under the Introductory Note is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note, on May 13, 2022, the Merger was completed. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of Parent. The disclosure under the Introductory Note is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference. On May 13, 2022, the Company (i) notified The Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Company Shares effective before the opening of trading on May 13, 2022 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to effect the delisting of the Company Shares from Nasdaq and to deregister the Company Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note and Items 2.01, 3.01 and 5.03 are incorporated herein by reference.

At the Effective Time, each holder of Company Shares outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Per Share Price for such stockholder’s shares of Company Common Stock or the Per Share Price multiplied by a factor of 1,000 for such shareholder’s shares of Company Series DF-1 Preferred Stock), except that those shares that were owned by the Company or owned by Parent or Merger Sub were cancelled.

Item 5.01	Changes in Control of Registrant.

The disclosures under the Introductory Note and Items 2.01, 3.01, 5.02 and 5.03 are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of, and contingent upon, the occurrence of the closing of the Merger (the “Closing”), each of Neil A. Hattangadi, Kieran T. Gallahue, Teresa L. Kline, Cynthia L. Lucchese, Dana G. Mead, Jr., Elisabeth Sandoval-Little and Thomas A. West ceased serving as a member of the board of directors of the Company and each committee thereof and each of Thomas A. West, Richard A. Meier, Reyna M. Fernandez and Patrick A. Broderick ceased serving as an officer of the Company.

Further, pursuant to the Merger Agreement, effective as of, and contingent upon, the occurrence of the Closing, (i) the directors of Merger Sub in place as of immediately prior to the Effective Time became the directors of the Surviving Corporation and (ii) the officers of Merger Sub in place as of immediately prior to the Effective Time became the officers of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

Pursuant to the Merger Agreement, effective as of the Effective Time, the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company were each amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01	Other Events.

On May 13, 2022, Parent issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*
Agreement and Plan of Merger, dated as of August 6, 2021, by and among Medtronic, Inc., Project Kraken Merger Sub, Inc. and Intersect ENT, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 10, 2021)

3.1	Amended and Restated Certificate of Incorporation of Intersect ENT, Inc.

3.2	Amended and Restated Bylaws of Intersect ENT, Inc.

99.1	Press Release, dated as of May 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSECT ENT, INC.

	By:	/s/ Chris Cleary
Chris Cleary
Date: May 13, 2022		Senior VP, Corporate Development